EXHIBIT 99.1

VIASYS HEALTHCARE INC.

EQUITY INCENTIVE PLAN

(As Amended and Restated on January 25, 2006)

1.     PURPOSE

The purpose of this Equity Incentive Plan (the “Plan”) is to secure for VIASYS Healthcare Inc. (the “Company”) and its stockholders (the “Stockholders”) the benefits arising from capital stock ownership by employees, officers and directors of, and consultants to, the Company and its subsidiaries or other persons who are expected to make significant contributions to the future growth and success of the Company and its subsidiaries. The Plan is intended to accomplish these goals by enabling the Company to offer such persons equity-based interests, equity-based incentives or performance-based stock incentives in the Company, or any combination thereof (collectively, “Awards”).

2.     ADMINISTRATION

The Plan will be administered by the Board of Directors of the Company (the “Board”). Subject to Section 6.1.8, the Board shall have full power to interpret and administer the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan and Awards, and full authority to select the persons to whom Awards will be granted (“Participants”), determine the type and amount of Awards to be granted to Participants (including, without limitation, any combination of Awards), determine the terms and conditions of Awards granted under the Plan (including, without limitation, terms and conditions relating to events of merger, consolidation, dissolution and liquidation, change of control, vesting, forfeiture, restrictions, dividends and interest, if any, on deferred amounts), waive compliance by a participant with any obligation to be performed by him or her under an Award, waive any term or condition of an Award, cancel an existing Award in whole or in part with the consent of a Participant, grant replacement Awards, accelerate the vesting or lapse of any restrictions of any Award, correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award and adopt the form of instruments evidencing Awards under the Plan and change such forms from time to time. Any interpretation by the Board of the terms and provisions of the Plan or any Award thereunder and the administration thereof, and all action taken by the Board, shall be final, binding and conclusive on all parties and any person claiming under or through any party. No Director shall be liable for any action or determination made in good faith. The Board may, to the full extent permitted by law, delegate any or all of its responsibilities under the Plan to a committee (the “Committee”) appointed by the Board and consisting of members of the Board, and such Committee may delegate any or all of its responsibilities to one or more officers of the Company to the extent authorized by the Board (a “Delegated Officer”). All reference in the Plan to the “Board” shall mean the Board, a Committee of the Board, or a Delegated Officer to the extent that the Board’s powers or authority under the Plan have been validly delegated to such person.

3.     EFFECTIVE DATE

The Plan was approved by the Board and the Stockholders on September 24, 2001 and was subsequently amended on February 14, 2002 and May 5, 2004. The Plan was amended and restated by the Board on December 7, 2005 and January 25, 2006 to (i) increase the share reserve by 2,000,000 shares, (ii) establish a limit on the number of such shares with respect to which Awards other than options may be granted, (iii) require that the exercise price of an option must be equal to at least the fair market value per share of common stock on the option grant date, and (iv) effect certain other changes to facilitate Plan administration. The share increase is subject to stockholder approval at the 2006 Annual Stockholders Meeting.

4.     SHARES SUBJECT TO THE PLAN

Subject to adjustment as provided in Section 10.6, the total number of shares of common stock of the Company, par value $.01 per share (“Common Stock”), reserved and available for distribution under the Plan is 8,680,000 shares including the 2 million share increase approved by the Board on December 7, 2005, subject to stockholder approval. If the stockholders approve the 2 million share increase, a maximum of 1,900,000 shares may be issued under Awards other than option grants. Shares issued under the Plan may consist, in whole or in part, of authorized and unissued shares or treasury shares.

If any Award of shares of Common Stock requiring exercise by the Participant for delivery of such shares expires or terminates without having been exercised in full, or if any Award is forfeited or is otherwise terminated without a payment being made to the Participant in the form of Common Stock, or if any shares of Common Stock subject to restrictions are repurchased by the Company pursuant to the terms of any Award, such shares shall be available for distribution in connection with future Awards under the Plan.

5.     ELIGIBILITY

Employees, officers and Directors of, and consultants to, the Company and its subsidiaries, or other persons who are expected to make significant contributions to the future growth and success of the Company and its subsidiaries shall be eligible to receive Awards under the Plan. The Board, or other appropriate committee or person to the extent permitted pursuant to the last sentence of Section 2, shall from time to time select from among such eligible persons those who will receive Awards under the Plan.

6.     TYPES OF AWARDS

The Board may offer Awards under the Plan in any form of equity-based interest, equity-based incentive or performance-based stock incentive in Common Stock of the Company or any combination thereof. The type, terms and conditions and restrictions of an Award shall be determined by the Board at the time such Award is made to a Participant; provided however that the maximum number of shares permitted to be subject to Awards or combination of Awards to any Participant during any one calendar year may not exceed 1,800,000 shares of Common Stock, subject to adjustment as provided under Section 10.6.

An Award shall be made at the time specified by the Board and shall be subject to such conditions or restrictions as may be imposed by the Board and shall conform to the general rules applicable under the Plan as well as any special rules then applicable under United States or foreign tax laws, securities laws, other applicable law or relevant rules of any stock exchange or quotation system on what the Common Stock is traded.

Without limiting the foregoing, Awards may take the following forms and shall be subject to the following rules and conditions:

6.1  OPTIONS. An option is an Award that entitles the holder on exercise thereof to purchase Common Stock at a specified exercise price. Options granted under the Plan may be either incentive stock options (“incentive stock options”) that meet the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), or options that are not intended to meet the requirements of Section 422 (“non-statutory options”).

6.1.1 OPTION PRICE. The price at which Common Stock may be purchased upon exercise of an option shall be determined by the Board, provided however, the exercise price shall not be less than the fair market value per share of Common Stock on the option grant date. The fair market value of Common Stock on the option grant date means the value of Common Stock determined as follows:

 (i)           If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system as of the date of grant, as reported in The Wall Street Journal or such other source as the Board deems reliable;

 (ii)          If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported as of the date of grant, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable;

 (iii)         In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Board.

6.1.2 OPTION GRANTS. The granting of an option shall take place at the time specified by the Board. Options shall be evidenced by option agreements. Such agreements shall conform to the requirements of the Plan, and may contain such other provisions (including, without limitation, to vesting and forfeiture provisions, acceleration, change of control, protection in the event of merger, consolidations, dissolutions and liquidations) as the Board shall deem advisable. Option agreements shall expressly state whether an option grant is intended to qualify as an incentive stock option or non-statutory option.

6.1.3 OPTION PERIOD. An option will become exercisable at such time or times (which may be immediately or in such installments as the Board shall determine) and on such terms and conditions as the Board shall specify. The option agreements shall specify the terms and conditions applicable in the event of an option holder’s termination of employment during the option’s term. The option term shall be determined by the Board and may extend as long as ten (10) years.

Any exercise of an option must be in writing, signed by the proper person and delivered or mailed to the Company, accompanied by (1) any additional documents required by the Board and (2) payment in full in accordance with Section 6.1.4 for the number of shares for which the option is exercised.

6.1.4 PAYMENT OF EXERCISE PRICE. Stock purchased on exercise of an option shall be paid for as follows: (1) in cash or by check (subject to such guidelines as the Company may establish for this purpose), bank draft or money order payable to the order of the Company or (2) if so permitted by the instrument evidencing the option (or in the case of a non-statutory option, by the Board at or after grant of the option), (i) through the delivery of shares of Common Stock that have been outstanding for at least six months (unless the Board expressly approves a shorter period) and that have a fair market value (determined in accordance with procedures prescribed by the Board) equal to the exercise price, (ii) by delivery of a promissory note of the option holder to the Company, payable on such terms as are specified by the Board, (iii) in cash, on the T+3 settlement date that occurs after the exercise date specified in the notice of exercise, provided that the Participant exercises the option through an irrevocable agreement with a registered broker and the payment is made in accordance with procedures permitted by Regulation T of the Federal Reserve Board and such procedures do not violate applicable law, or (iv) by any combination of the foregoing permissible forms of payment.

6.1.5 BUYOUT PROVISION. Subject to Section 6.1.8, the Board may at any time offer to buy out for a payment in cash, shares of Common Stock, deferred stock or restricted stock, an option previously granted, based on such terms and conditions as the Board shall establish and communicate to the option holder at the time that such offer is made.

6.1.6 SPECIAL RULES FOR INCENTIVE STOCK OPTIONS. Each provision of the Plan and each option agreement evidencing an incentive stock option shall be construed so that each incentive stock option shall be an incentive stock option as defined in Section 422 of the Code or any statutory provision that may replace such Section, and any provisions thereof that cannot be so construed shall be disregarded. Instruments evidencing incentive stock options shall contain such provisions as are required under applicable provisions of the Code.

Incentive stock options may be granted only to employees of the Company and its subsidiaries. The exercise price of an incentive stock option granted to a more than ten percent Stockholder of the Company shall not be less than 110% of the fair market value of the Common Stock on the date of grant, as determined by the Board. An incentive stock option may not be granted after the tenth anniversary of the date on which the Plan was adopted by the Board and the latest date on which an incentive stock option may be exercised shall be the tenth anniversary (fifth anniversary, in the case of any incentive stock option granted to a more than ten percent Stockholder of the Company) of the date of grant, as determined by the Board. In the event that an incentive stock options loses its status as such, the option shall be treated as a non-statutory option.

6.1.7 RELOAD OPTIONS. In the event that shares of Common Stock are used to exercise an option, the terms of such option may provide for a grant of additional options, or the Committee may grant additional options, to purchase a number of shares of Common Stock equal to the number of whole shares used to exercise the option and the number of whole shares, if any, withheld in payment of any taxes. Such options shall be granted with an exercise price not less than the Fair Market Value of the Common Stock at the date of grant of such additional options for a term not longer than the unexpired term of the exercised option and on such other terms as the Board shall determine.

6.1.8 RESTRICTION ON REPRICING PROGRAMS. The Board shall not (i) implement any cancellation/regrant program pursuant to which outstanding options under the Plan are cancelled and new options are granted in replacement with a lower exercise price per share, (ii) cancel outstanding options under the Plan with exercise prices per share in excess of the then current fair market value per share of common stock for consideration payable in cash or equity securities of the Company or (iii) otherwise directly reduce the exercise price in effect for outstanding options under the Plan, without in each such instance obtaining Stockholder approval.

6.2   RESTRICTED AND UNRESTRICTED STOCK

An Award of restricted stock entitles the recipient thereof to acquire shares of Common Stock upon payment of the purchase price subject to restrictions specified in the instrument evidencing the Award.

6.2.1 RESTRICTED STOCK AWARDS. Awards of restricted stock shall be evidenced by restricted stock agreements. Such agreements shall conform to the requirements of the Plan, and may contain such other provisions (including, without limitation, restriction and forfeiture provisions, change of control, protection in the event of mergers, consolidations, dissolutions and liquidations) as the Board shall deem advisable.

6.2.2 RESTRICTIONS. Until the restrictions specified in a restricted stock agreement shall lapse, restricted stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of, and upon certain conditions specified in the restricted stock agreement, must be resold to the Company for the price, if any, specified in such agreement. The restrictions shall lapse at such time or times, and on such conditions, as the Board may specify. The Board may at any time accelerate the time at which the restrictions on all or any part of the shares shall lapse.

6.2.3 RIGHTS AS A STOCKHOLDER. A Participant who acquires shares of restricted stock will have all of the rights of a Stockholder with respect to such shares including, without limitation, the right to receive dividends and to vote such shares. Unless the Board otherwise determines, certificates evidencing shares of restricted stock will remain in the possession of the Company until such shares are free of all restrictions under the Plan.

6.2.4 PURCHASE PRICE. The purchase price of shares of restricted stock shall be determined by the Board, in its sole discretion, but such price may not be less than the par value of such shares.

6.2.5 OTHER AWARDS SETTLED WITH RESTRICTED STOCK. The Board may provide that any or all the Common Stock delivered pursuant to an Award will be restricted stock.

6.2.6 UNRESTRICTED STOCK. The Board may, in its sole discretion, sell to any Participant shares of Common Stock free of restrictions under the Plan for a price determined by the Board, but which may not be less than the par value per share of the Common Stock.

6.3           STOCK UNIT AWARDS

6.3.1  STOCK UNIT AWARDS. A Stock Unit Award shall represent the right of the recipient to receive a share of Common Stock subject to restrictions specified in the instrument evidencing the Award. All Stock Unit Awards shall be credited to accounts on the Company’s records for purposes of the Plan.

6.3.2  TERMS OF STOCK UNIT AWARDS. The Board may grant Stock Unit Awards that are deliverable if specified performance goals or other conditions are met, or under other circumstances, including, without limitation, those terms and conditions described in Section 6.2 above. Stock Unit Awards may be delivered at the end of a specified period, or delivery may be deferred to a date authorized by the Board. The Board shall determine the number of Stock Unit Awards to be granted and the requirements applicable to such Stock Unit Awards. The Board shall establish rules and procedures for any deferrals, consistent with applicable requirements of Section 409A of the Code.

6.3.3  DELIVERY WITH RESPECT TO STOCK UNIT AWARDS. Delivery with respect to Stock Unit Awards shall be made in Common Stock.

6.3.4  REQUIREMENT OF EMPLOYMENT, SERVICE OR OTHER ACTION. If a recipient ceases to provide Service to the Company, or if other conditions established by the Board are not met, the recipient’s unvested or contingent Stock Unit Awards shall be forfeited. The Board may grant Stock Unit Awards contingent upon the recipient’s taking certain specified actions as the Board sees fit. The Board may provide for complete or partial exceptions to this requirement as it deems appropriate.

6.4   DEFERRED STOCK

6.4.1 DEFERRED STOCK AWARD. A deferred stock Award entitles the recipient to receive shares of deferred stock, which is Common Stock to be delivered in the future. Delivery of the Common Stock will take place at such time or times, and on such conditions, as the Board may specify. The Board may at any time accelerate the time at which delivery of all or any part of the Common Stock will take place.

6.4.2 OTHER AWARDS SETTLED WITH DEFERRED STOCK. The Board may, at the time any Award described in this Section 6 is granted, provide that, at the time Common Stock would otherwise be delivered pursuant to the Award, the Participant will instead receive an instrument evidencing the right to future delivery of deferred stock.

6.4.3 SECTION 409A. The Board shall establish rules and procedures for any deferrals, consistent with applicable requirements of Section 409A of the Code.

6.5           PERFORMANCE AWARDS

6.5.1 PERFORMANCE AWARDS. A performance Award entitles the recipient to receive, without payment, an amount, in cash or Common Stock or a combination thereof (such form to be determined by the Board), following the attainment of performance goals. Performance goals may be related to personal performance, corporate performance, departmental performance or any other category of performance deemed by the Board to be important to the success of the Company. The Board will determine the performance goals, the period or periods during which performance is to be measured and all other terms and conditions applicable to the Award.

6.5.2 OTHER AWARDS SUBJECT TO PERFORMANCE CONDITIONS. The Board may, at the time any Award described in this Section 6 is granted, impose a condition or conditions (in addition to any conditions specified or authorized in this Section 6 of the Plan) that performance goals be met prior to the Participant’s realization of any payment or benefit under the Award.

7.     PURCHASE PRICE AND PAYMENT

Except as otherwise provided in the Plan, the purchase price of Common Stock to be acquired pursuant to an Award shall be the price determined by the Board, provided that such price shall not be less than the par value of the Common Stock. Except as otherwise provided in the Plan, the Board may determine the method of payment of the exercise price or purchase price of an Award granted under the Plan and the form of payment. The Board may determine that all or any part of the purchase price of Common Stock pursuant to an Award other than an option has been satisfied by past services rendered by the Participant. The Board may agree at any time, upon request of the Participant, to defer the date on which any payment under an Award will be made.

8.     LOANS

The Company may make a loan to a Participant, either on or after the grant to the Participant of any Award, in connection with the purchase of Common Stock under the Award or with the payment of any obligation incurred or recognized as a result of the Award. The Board will have full authority to decide whether the loan is to be secured or unsecured or with or without recourse against the borrower, the terms on which the loan is to be repaid and the conditions, if any, under which it may be forgiven.

9.     CHANGE IN CONTROL

9.1           IMPACT OF EVENT. Subject to Section 9.3 below, in the event of a “Change in Control” as defined in Section 9.2, the following provisions shall apply, unless the agreement evidencing the Award otherwise provides (by specific explicit reference to Section 9.2 below). If a Change in Control occurs while any Awards are outstanding, then, upon termination by the Company of the Participant’s employment without cause within one-year after the Change in Control:  (i) each outstanding stock option or other stock-based Award awarded under the Plan that was not previously exercisable and vested shall become immediately exercisable in full and will no longer be subject to a right of repurchase by the Company, (ii) each outstanding restricted stock award or other stock-based Award subject to restrictions and to the extent not fully vested, shall be deemed to be fully vested, free of restrictions and conditions and no longer subject to a right of repurchase by the Company, and (iii) deferral limitations and conditions that relate solely to the passage of time, continued employment or affiliation will be waived and removed as to deferred stock Awards and performance Awards; provided, however, that performance of other conditions (other than conditions relating solely to the passage of time, continued employment or affiliation) will continue to apply unless otherwise provided in the agreement evidencing the Award or in any other agreement between the Participant and the Company or unless otherwise agreed by the Board.

9.2   DEFINITION OF “CHANGE IN CONTROL” means an event or occurrence set forth in any one or more of subsections (a) through (d) below (including an event or occurrence that constitutes a Change in Control under one of such subsections but is specifically exempted from another such subsection):

 (a)          the acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) of beneficial ownership of any capital stock of the Company if, after such acquisition, such Person beneficially owns (within the meaning of Rule 13d-3 promulgated under the Exchange Act) forty percent (40%) or more of either (i) the then-outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”), or (ii) the combined voting power of the then-outstanding securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change in Control:

 (i)           any acquisition by the Company,

 (ii)          any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or

 (iii)         any acquisition by any corporation pursuant to a transaction that complies with clauses (i) and (ii) of subsection (c) of this Section 9.2;

 (b)          the Continuing Directors (as defined below) do not constitute a majority of the Board (or, if applicable, the Board of Directors of a successor corporation to the Company), where the term “Continuing Director” means at any date a member of the Board (i) who was a member of the Board on the date of the amendment of this Plan by the Board or (ii) who was nominated or elected subsequent to such date by at least a majority of the directors who were Continuing Directors at the time of such nomination or election or whose election to the Board was recommended or endorsed by at least a majority of the directors who were Continuing Directors at the time of such nomination or election; provided, however, that there shall be excluded from this clause (ii) any individual whose initial assumption of office occurred as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents, by or on behalf of a person other than the Board;

 (c)          the consummation of a merger, consolidation, reorganization, recapitalization or statutory share exchange involving the Company or a sale or other disposition of all or substantially all of the assets of the Company in one or a series of transactions (a “Business Combination”), unless, immediately following such Business Combination, each of the following two conditions is satisfied: (i) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than fifty percent (50%) of the then-outstanding shares of common stock and the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors, respectively, of the resulting or acquiring corporation in such Business Combination (which shall include, without limitation, a corporation which as a result of such transaction owns the Company or substantially all of the Company’s assets either directly or through one or more subsidiaries) (such resulting or acquiring corporation is referred to herein as the “Acquiring Corporation”) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, respectively; and (ii) no Person (excluding the Acquiring Corporation or any employee benefit plan (or related trust) maintained or sponsored by the Company or by the Acquiring Corporation) beneficially owns, directly or indirectly, forty percent (40%) or more of the then outstanding shares of common stock of the Acquiring Corporation, or of the combined voting power of the then-outstanding securities of such corporation entitled to vote generally in the election of directors; or

 (d)          approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

9.3  BOARD ACTION. Notwithstanding Section 9.1 above, in the event of a Change in Control, the Board may take any one or more of the following actions with respect to any or all outstanding Awards, without the consent of any Participant: (i) the Board may determine that outstanding stock options or other stock-based Awards shall be fully exercisable, and restrictions on outstanding restricted stock Awards or other stock-based Awards shall lapse, as of the date of the Change in Control or at such other time as the Board determines, (ii) the Board may require that Participants surrender their outstanding stock options or stock appreciation rights in exchange for one or more payments by the Company, in cash or Common Stock as determined by the Board, in an amount equal to the amount by which the then Fair Market Value of the shares of Common Stock subject to the Participant’s unexercised stock options or stock appreciation rights exceeds the exercise price, if any, and on such terms as the Board determines, (iii) after giving Participants an opportunity to exercise their outstanding stock options or stock appreciation rights, the Board may terminate any or all unexercised stock options or stock appreciation rights at such time as the Board deems appropriate, (iv) with respect to Participants holding Stock Unit Awards or other stock-based Awards, the Board may determine that such Participants shall receive one or more payments in settlement of such Stock Unit Awards or other stock-based Awards in such amount and form and on such terms as may be determined by the Board, or (v) the Board may determine that Awards that remain outstanding after the Change in Control shall be converted to similar grants of the surviving corporation (or a parent or subsidiary of the surviving corporation). Such acceleration, surrender, termination, settlement or conversion shall take place as of the date of the Change in Control or such other date as the Board may specify.

10.   GENERAL PROVISIONS

10.1  DOCUMENTATION OF AWARDS

Awards will be evidenced by written instruments (an “Award Agreement”), which may differ among Participants, prescribed by the Board from time to time. Such Award Agreements may be in the form of agreements to be executed by both the Participant and the Company or certificates, letters or similar instruments which need not be executed by the participant but acceptance of which will evidence agreement to the terms thereof. Such Award Agreements shall conform to the requirements of the Plan and may contain such other provisions (including, without limitation, provisions relating to events of merger, consolidation, dissolution and liquidations, change of control and restrictions affecting either the agreement or the Common Stock issued thereunder), as the Board deems advisable.

10.2  RIGHTS AS A STOCKHOLDER

Except as specifically provided by the Plan or the Award Agreement, the receipt of an Award will not give a Participant rights as a Stockholder with respect to any shares covered by an Award until the date of issue of a stock certificate to the participant for such shares.

10.3  CONDITIONS ON DELIVERY OF STOCK

The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove any restriction from shares previously delivered under the Plan (a) until all conditions of the Award have been satisfied or removed, (b) until, in the opinion of the Company’s counsel, all applicable laws and regulations have been complied with, (c) if the outstanding Common Stock is at the time listed on any stock exchange, until the shares have been listed or authorized to be listed on such exchange upon official notice of issuance, and (d) until all other legal matters in connection with the issuance and delivery of such shares have been approved by the Company’s counsel. If the sale of Common Stock has not been registered under the Securities Act of 1933, as amended, the Company may require, as a condition to exercise of the Award, such representations or agreements as counsel for the Company may consider appropriate to avoid violation of such act and may require that the certificates evidencing such Common Stock bear an appropriate legend restricting transfer.

If an Award is exercised by the participant’s legal representative, the Company will be under no obligation to deliver Common Stock pursuant to such exercise until the Company is satisfied as to the authority of such representative.

10.4  TAX WITHHOLDING

The Company will withhold from any cash payment made pursuant to an Award the minimum amount sufficient to satisfy all federal, state, local and other applicable withholding requirements (the “withholding requirements”).

In the case of an Award pursuant to which Common Stock may be delivered, the Board will have the right to require that the participant or other appropriate person remit to the Company an amount sufficient to satisfy the withholding requirements, or make other arrangements satisfactory to the Board with regard to such requirements, prior to the delivery of any Common Stock. If and to the extent that such withholding is required, the Board may hold back (or permit the participant or such other person to elect at such time and in such manner as the Board provides to have the Company hold back) from the shares to be delivered Common Stock having a value calculated to satisfy the withholding requirement.

10.5  TRANSFERABILITY OF AWARDS

Except as may be authorized by the Board, in its sole discretion, no Award (other than an Award in the form of an outright transfer of cash or Common Stock not subject to any restrictions) may be sold, assigned, transferred, pledged or otherwise encumbered other than by will or the laws of descent and distribution, and during a Participant’s lifetime an Award requiring exercise may be exercised only by him or her (or in the event of incapacity, the person or persons properly appointed to act on his or her behalf). The Board may, in its discretion, determine the extent to which Awards granted to a Participant shall be transferable to a Participant’s family members or to a trust or other entities established for or owned by such family members without receipt of any consideration by the Participant, and such provisions permitting or acknowledging transfer shall be set forth in the written agreement evidencing the Award executed and delivered by or on behalf of the Company and the Participant.

10.6  ADJUSTMENTS IN THE EVENT OF CERTAIN TRANSACTIONS

If there is any change in the number or kind of shares of Common Stock outstanding (i) by reason of a stock dividend, spinoff, recapitalization, stock split, or combination or exchange of shares, (ii) by reason of a merger, reorganization or consolidation, (iii) by reason of a reclassification or change in par value, or (iv) by reason of any other extraordinary or unusual event affecting the outstanding Common Stock as a class without the Company’s receipt of consideration, or if the value of outstanding shares of Common Stock is substantially reduced as a result of a spinoff or the Company’s payment of an extraordinary dividend or distribution, the maximum number of shares of Common Stock available for issuance under the Plan, the maximum number of shares of Common Stock for which any individual may receive Awards in any year, the number of shares covered by outstanding Awards, the kind of shares issued and to be issued under the Plan, and the price per share or the applicable market value of such Awards may be appropriately adjusted by the Board to reflect any increase or decrease in the number of, or change in the kind or value of, issued shares of Common Stock to preclude, to the extent practicable, the enlargement or dilution of rights and benefits under such Awards; provided, however, that any fractional shares resulting from such adjustment shall be eliminated. Any adjustments determined by the Board shall be final, binding and conclusive.

10.7  EMPLOYMENT RIGHTS

Neither the adoption of the Plan nor the grant of Awards will confer upon any person any right to continued employment with the Company or any subsidiary or interfere in any way with the right of the Company or subsidiary to terminate any employment relationship at any time or to increase or decrease the compensation of such person. Except as specifically provided by the Board in any particular case, the loss of existing or potential profit in Awards granted under the Plan will not constitute an element of damages in the event of termination of an employment relationship even if the termination is in violation of an obligation of the Company to the employee.

Whether an authorized leave of absence, or absence in military or government service, shall constitute termination of employment shall be determined by the Board at the time. For purposes of this Plan, transfer of employment between the Company and its subsidiaries shall not be deemed termination of employment.

10.8  OTHER EMPLOYEE BENEFITS

The value of an Award granted to a Participant who is an employee, and the amount of any compensation deemed to be received by an employee as a result of any exercise or purchase of Common Stock pursuant to an Award or sale of shares received under the Plan, will not constitute “earnings” or “compensation” with respect to which any other employee benefits of such employee are determined, including without limitation benefits under any pension, stock ownership, stock purchase, life insurance, medical, health, disability or salary continuation plan.

10.9  LEGAL HOLIDAYS

If any day on or before which action under the Plan must be taken falls on a Saturday, Sunday or legal holiday, such action may be taken on the next succeeding day not a Saturday, Sunday or legal holiday.

10.10  FOREIGN NATIONALS

Without amending the Plan, Awards may be granted to persons who are foreign nationals or employed outside the United States or both, on such terms and conditions different from those specified in the Plan, as may, in the judgment of the Board, be necessary or desirable to further the purpose of the Plan.

10.11  GOVERNING LAW

The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, without regard to any applicable conflicts of law.

11.   TERMINATION AND AMENDMENT

The Plan shall terminate upon the earlier of (i) the close of business on the day next preceding the tenth anniversary of the date of its adoption by the Board (or approval by the Corporation’s Stockholders if earlier), or (ii) the date on which all shares available for issuance under the Plan shall have been issued pursuant to the exercise or cancellation of options granted under the Plan. If the date of termination is determined under (i) above, then the options outstanding on such date shall continue to have full force and effect in accordance with the provisions of the option agreements evidencing such options. Subject to the last sentence of this Section 11, the Board may at any time or times amend the Plan or any outstanding Award for any purpose that may at the time be permitted by law, or may at any time terminate the Plan as to any further grants of Awards. No amendment of the Plan or any agreement evidencing Awards under the Plan may adversely affect the rights of any participant under any Award previously granted without such participant’s consent.

12.   CANCELLATION AND RESCISSION OF AWARDS

 (a) Unless the Award Agreement specifies otherwise, the Board may cancel, rescind, suspend, withhold or otherwise limit or restrict any unexpired, unpaid, or deferred Awards at any time if the Participant is not in compliance with all applicable provisions of the Award Agreement and the Plan, or if the Participant engages in any “Detrimental Activity.” For purposes of this Section 12, “Detrimental Activity” shall include: (i) the rendering of services for any organization or engaging directly or indirectly in any business which is or becomes competitive with the Company, or which organization or business, or the rendering of services to such organization or business, is or becomes otherwise prejudicial to or in conflict with the interests of the Company; (ii) the disclosure to anyone outside the Company, or the use in other than the Company’s business, without prior written authorization from the Company, of any confidential information or material, as defined in the Company’s applicable agreements or policies relating to Confidentiality and nondisclosure, relating to the business of the Company, acquired by the Participant either during or after employment with the Company; (iii) the failure or refusal to disclose promptly and to assign to the Company, pursuant to the Company’s applicable agreements or policies relating to ownership of intellectual property, all right, title and interest in any invention or idea, patentable or not, made or conceived by the Participant during employment by the Company, relating in any manner to the actual or anticipated business, research or development work of the Company or the failure or refusal to do anything reasonably necessary to enable the Company to secure a patent where appropriate in the United States and in other countries; (iv) activity that results or, had such activity been discovered prior to the Participant’s termination, would have constituted grounds for termination of the Participant’s employment for cause; (v) a violation of any rules, policies, procedures or guidelines of the Company, including, without limitation, the Company’s business conduct guidelines; (vi) any attempt directly or indirectly to induce any employee of the Company to be employed or perform services elsewhere or any attempt directly or indirectly to solicit the trade or business of any current or prospective customer, supplier or partner of the Company; (vii) the Participant being convicted of, or entering a guilty plea with respect to, a crime, whether or not connected with the Company; or (viii) any other conduct or act determined by the Board to be injurious, detrimental or prejudicial to any interest of the Company.

 (b) Upon exercise, payment or delivery pursuant to an Award, the Participant shall certify in a manner acceptable to the Company that he or she is in compliance with the terms and conditions of the Plan. In the event a Participant engages in any Detrimental Activity prior to, or during the six months after, any exercise, payment or delivery pursuant to an Award, such exercise, payment or delivery may be rescinded within two years thereafter. In the event of any such rescission, the Participant shall return to the Company any shares of Common Stock or other payment received under such rescinded exercise, payment or delivery or, in the event the Participant has sold or otherwise transferred the shares, pay to the Company the fair market value of the shares on the date of such sale or transfer, in such manner and on such terms and conditions as may be required by the Company. The Company shall be entitled to set-off against any such shares or payment any amount owed to the Participant by the Company.